UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2005

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 27, 2005, Ambassadors International, Inc. (“Ambassadors”) announced the execution of a Membership Interest Purchase Agreement, dated December 27, 2005 (the “Purchase Agreement”), by and among Ambassadors, Ambassadors Cruise Group, LLC, a wholly-owned subsidiary of Ambassadors (“Ambassadors Cruise Group”), and Oregon Rail Holdings, LLC (“Oregon Rail”), pursuant to which Ambassadors will acquire American West Steamboat Company and related entities (“American West Cruises”). Pursuant to the Purchase Agreement, Ambassadors, through Ambassadors Cruise Group, will acquire all of the outstanding membership interests of American West Cruises for one dollar in cash, the repayment of approximately $4.3 million of American West Cruises’ outstanding debt and the assumption of approximately $41.5 million of American West Cruises’ 4.63% fixed-rate debt payable through 2028 guaranteed by the U.S. Maritime Administration (“MARAD”). In addition, the transaction consideration consists of 250,000 shares of Ambassadors’ restricted common stock, which is subject to forfeiture to Ambassadors if certain future financial targets are not met during the four years following the close of the transaction. The transaction is subject to the U.S. Department of Transportation’s approval of certain debt covenant amendments and other customary closing conditions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 2.1 hereto and the press release attached as 99.1 hereto, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, Ambassadors will issue an aggregate of 250,000 shares of Ambassadors common stock. Such shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with Ambassadors’ acquisition of American West Cruises, Ambassadors announced that David Giersdorf will join Ambassadors as President and Chief Operating Officer of Ambassadors Cruise Group. Mr. Giersdorf was most recently Executive Vice President, Marketing and Sales for Holland America Line Inc., part of Carnival Corporation’s family of cruise lines. From 1999 to 2004, Mr. Giersdorf was responsible for global brand management, product planning, revenue management, sales, distribution and public relations for Holland America and its subsidiary companies, Windstar Cruises and Holland America Tours.

Pursuant to an employment letter with Ambassadors, Mr. Giersdorf will receive an annual salary of $300,000 and an annual bonus based upon the financial performance of Ambassadors Cruise Group. In addition, he will also receive, among other benefits, (i) 30,000 Ambassadors restricted stock units, (ii) an option to acquire 100,000 shares of Ambassadors common stock, with an exercise price equal to the fair market value of Ambassadors common stock on the date of grant, (iii) a success fee of $135,000 upon the consummation of Ambassadors’ acquisition of American West Cruises and (iv) a company-paid life insurance policy of $250,000.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Membership Interest Purchase Agreement, dated December 27, 2005, by and among Ambassadors, Ambassadors Cruise Group and Oregon Rail.

99.1	Text of press release, dated December 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: December 27, 2005	By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer

3